Exhibit 3.92

'lJe[aware PAGE 1 'Ilie !First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ENSCO INTERNATIONAL INCORPORATED", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2009, AT 10:29 O'CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 2134970 8100 091130941 You may verify this certificate online at corp.delaware.gov/authver.shtml Jeffrey W. Bullock. Secretary of State C TION: 7719216 DATE: 12-23-09

State of Delaware Secretary of State Division of Corporations Delivered 10:32 AM 12/23/2009 FILED 10:29 AM 12/23/2009 SRV 091130941 - 2134970 FILE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ENSCO INTERNATIONAL INCORPORATED The corporation's name is ENSCO International Incorporated. Its original certificate of incorporation was filed on August 14, 1987 under the name "Energy Scivice Company, Inc.". FIRST. The name of the cotporation is ENSCO International Incorporated. SECOND. The address of the corporation's registered office in the State of Delaware is Cozporation Trust Center, 1209 Orange Street in lhe City of Wilmington, County of New Castle, Delaware, 19801. The registered agent in charge thereof is The Corporation TJ1JSt Company, Corporation Trust Center, 1208 Orange Street, Wilmington, Delaware. THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value of $0.10 per share, and are to be of one class. FIFTH. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot. SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter end repeal the bylaws of the corporation. SEVENTH. The corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding (whether civil or otheiwise) by ·reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or by reason of the fact that such person, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. From and after such time as, and only for such matters, events, circumstances or otherwise that take place, occur or fail to occur (including actions or inactions) when, all of the outstanding shares of capital stock of the corporation shall be owned by ENSCO Global Limited, a Cayman Islands exempted company ("Ensco Cayman") and/or the corporation shall be an affiliate of Ensco International plc (including for purposes of this provision of this Amended and Restated Certificate of Incorporation, its successors), the corporation shall also indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person who is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding (whether civil or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Ensco International pie or by reason of the fact that such director or officer of Ensco International pie, at the request of the corporation or Ensco International plc, is or was serving any other corporation, partnership, joint venture, trust, -1-

employee benefit plan or other enterprise, in any capacity ( each person described by the first or second sentence of this paragraph is hereinafter referred to as an "lndemnitee"). The corporation shall to the fullest extent not prohibited by appJicable law pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article Seven or otherwise. From and after such time as, and only for such matters, events, circumstances or otherwise that take place, occur or fail to occur (including actions or inactions) when, all of the outstanding shares of capital stock of the corporation shall be owned by Ensco Cayman and/or the corporation shall be an affiliate of Ensco International pie, the corporation shall to the fullest extent not prohibited by applicable law also pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately detennined that the Indemnitee is not entitled to be indemnified under this Article Seven or otherwise. Nothing contained herein shall affect any rights to indemnification to which any person may be entitled by law. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal. EIGHTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this A.mended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article. NINTII. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. [The remainder of this page is intentionally left blank.] -2-

IN WITNESS WHERE9F, the undersigned, has executed this Amended and Restated Certificate of Incorporation trus ~}· day of Deccmbe, @/~ David A. Armour, Vice President - Finance